UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2013 (November 6, 2013)

GateHouse Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33091	36-4197635
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York	14450
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 598-0030

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously disclosed, on September 27, 2013, GateHouse Media, Inc. and certain of its subsidiaries (collectively, “GateHouse”) commenced voluntary prepackaged chapter 11 proceedings (the “Chapter 11 Cases”) under the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). Concurrently with the commencement of the Chapter 11 Cases, GateHouse filed and requested confirmation of a prepackaged plan of reorganization (as modified, amended or supplemented from time to time, the “Plan”). Since the commencement of the Chapter 11 Cases, GateHouse has continued to operate its businesses without interruption under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On November 6, 2013, the Bankruptcy Court held a hearing and entered an order (the “Confirmation Order”) confirming the Plan. After the satisfaction or waiver of the conditions precedent of the Plan, GateHouse intends to effect the transactions contemplated by the Plan and emerge from Chapter 11 protection. A copy of the Confirmation Order and Plan is filed as Exhibit 2.1 hereto and incorporated herein by reference.

On the Effective Date of the Plan (as defined therein), GateHouse will be contributed to New Media Investment Group Inc. (“New Media”) pursuant to the Plan. GateHouse may also enter into a new debt facility in an amount of up to $165 million in accordance with the terms set forth in the Plan, including a $150 million facility to fund distributions and other payments thereunder. In addition, Newcastle Investment Corp., as the plan sponsor, will contribute its interest in Dow Jones Local Media Group, Inc. (nka Local Media Group, Inc.) to New Media pursuant to the Plan.

Under the Plan, secured debt under the 2007 Credit Facility and certain interest rate swaps secured thereunder (collectively, the “Secured Debt”) will be extinguished and in exchange holders of Secured Debt will receive at their election (i) cash equal to 40% of the claim amount (the “cash-out option”) and/or (ii) common stock of New Media and the net cash proceeds, if any, of the new debt facility (the “equity option”). GateHouse’s existing common stock will be canceled under the Plan and GateHouse’s shareholders will receive warrants to buy 5% of New Media common stock.

Pension, trade and all other unsecured claims of GateHouse are not impaired under the Plan.

There can be no assurance that the Effective Date will not be delayed or that it will occur at all.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Confirmation Order and Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEHOUSE MEDIA, INC.

Date: November 12, 2013	By:	/s/ Michael E. Reed
		Name:	Michael E. Reed
		Title:	Chief Executive Officer